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                                                                    NEWS RELEASE




CenturyALUMINUM




CENTURY COMPLETES ACQUISITION OF ADDED SHARE IN MT. HOLLY PLANT

         Monterey, CA, April 10, 2000 -- Century Aluminum Company (NASDAQ: CENX) has completed the acquisition of an additional 23-percent share in the 215,000-metric-ton-per-year (mtpy) primary aluminum plant at Mt. Holly, SC. Century acquired the share from Xstrata AG of Switzerland for $95 million. Plans for the acquisition were announced February 7. The transaction is immediately accretive to Century's earnings.

         The acquisition raises Century's ownership in the plant to 49.67 percent. The remainder is owned by Alcoa, Inc., the plant's managing partner. With the acquisition, Century owns a total of 275,000 mtpy of primary aluminum capacity at two locations. The company owns and operates a 168,000-mtpy primary aluminum plant at Ravenswood, WV.

         Century's headquarters are in Monterey, CA.



Editorial Contact: A. T. Posti  831/642-9364



                                                        Century Aluminum Company
                                                        25ll Garden Road
                                                        Building A, Suite 200
                                                        Monterey, CA 93940